EXHIBIT 4.8

AMENDMENT NO. 1 TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Third Amended and Restated Loan and Security Agreement, dated as of December 19, 2009 (this “Amendment”), is entered into by and among Charming Shoppes, Inc., a Pennsylvania corporation (“Parent”), Charming Shoppes of Delaware, Inc., a Pennsylvania corporation (“CS Delaware”), CSI Industries, Inc., a Delaware corporation (“CSI”), FB Apparel, Inc., an Indiana corporation (“FB Apparel”), Catherines Stores Corporation, a Tennessee corporation (“Catherines”), Lane Bryant, Inc., a Delaware corporation (“LB” and, together with Parent, CS Delaware, CSI, FB Apparel and Catherines hereinafter referred to individually as a “Borrower” and collectively as “Borrowers”), those certain Subsidiaries of Parent parties to the Loan Agreement (as hereinafter defined) as guarantors (collectively, “Guarantors”), the financial institutions from time to time parties to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”) and Wells Fargo Retail Finance, LLC, a Delaware limited liability company, in its capacity as agent for Lenders (in such capacity, “Agent”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Borrowers and Guarantors entered into financing arrangements pursuant to which Lenders have made and provided and hereafter may make and provide, upon certain terms and conditions, loans and advances and other financial accommodations to Borrowers as set forth in the Third Amended and Restated Loan and Security Agreement, dated July 31, 2009, by and among Agent, Lenders, Borrowers and Guarantors (as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”, and the other agreements, documents and instruments referred to therein or any time executed and/or delivered in connection therewith or related thereto, including this Amendment (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);

WHEREAS, Borrowers have requested that Agent and Lenders agree to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to agree to such requests, subject to the terms and conditions contained herein;

WHEREAS, the parties hereto desire to enter into this Amendment to evidence and effectuate such amendments, subject to the terms and conditions and to the extent set forth herein;

NOW, THEREFORE, in consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Interpretation.  Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
(b) Amendment to Definition of Cash Equivalents.  The definition of “Cash Equivalents” in Section 1.31 of the Loan Agreement is hereby amended by (a) deleting “and” appearing at the end of clause (g) of such definition; and (b) deleting clause (h) from such definition in its entirety and replacing it with the following:

“(h) Indebtedness with a maturity date of one (1) year or less from the date acquired by an Obligor and which is issued by the United States of America (which shall include for this purpose the United States Department of the Treasury); and (i) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (h) above.”

2. Use of Private Label Credit Cards.  Section 9.23(a) of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

“(a)  Upon the occurrence of an Event of Default described in Section 10.1(j) hereof in respect of any Credit Card Issuer or Credit Card Processor issuing or processing any Private Label Credit Card, at the request of Agent, Obligors shall cease accepting any such Private Label Credit Card for sales of merchandise to customers.”

3. Events of Default.  Section 10.1(j) of the Loan Agreement is hereby amended by deleting clause (i) thereof in its entirety and replacing it with the following:

“(i) withholds payment of amounts otherwise payable to any Obligor to fund a reserve account or otherwise hold as collateral, or shall require any Obligor in accordance with its agreement with such Obligor to pay funds into a reserve account or for such Credit Card Issuer or Credit Card Processor to otherwise hold as collateral, in any such case in an amount exceeding $15,000,000 in any individual instance or $30,000,000 in the aggregate;”.

4. Additional Representations, Warranties and Covenants.  Borrowers and Guarantors, jointly and severally, represent, warrant and covenant with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrowers:

(a) This Amendment and the other agreements, documents and instruments executed and/or delivered by any Borrower or Guarantor in connection herewith (together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Guarantor which is a party hereto and, if necessary, their respective members or stockholders, as the case may be, and is in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrowers and Guarantors contained herein or therein constitute legal, valid and binding obligations of Borrowers and Guarantors enforceable against them in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b) Neither the execution, delivery and performance of this Amendment or any other Amendment Document in connection therewith, nor the consummation of any of the transactions contemplated herein or therein (i) are in any material respect in contravention of law or any indenture, agreement or undertaking to which any Borrower or Guarantor is a party or by which any Borrower or Guarantor or its property are bound or (ii) violates any provision of the Certificate of Incorporation, Certificate of Formation, Operating Agreement, By-Laws or other governing documents of any Borrower or Guarantor.

(c) All of the representations and warranties contained herein, in the Loan Agreement and the other Financing Agreements are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof and after giving effect hereto, except (i) to the extent that any such representations or warranties expressly relate solely to an earlier date (in which case such representations or warranties shall have been true and correct on and as of such earlier date) and (ii) with respect to any changes in the representations and warranties resulting from any actions, sales, mergers, acquisitions, dispositions or other transactions permitted by the Loan Agreement or consented to by the Required Lenders, Supermajority Lenders or all Lenders, as applicable.

(d) As of the date hereof, no Default or Event of Default has occurred and is continuing.

5. Conditions Precedent.  The provisions contained herein shall be effective as of the date hereof, but only upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a) Agent shall have received an original of this Amendment, duly authorized, executed and delivered by Borrowers, Guarantors and the Required Lenders; and

(b) no Default or Event of Default shall have occurred and be continuing.

6. Effect of this Amendment; Entire Agreement.  Except as expressly set forth herein, no other changes or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  This Amendment and any instruments or documents delivered or to be delivered in connection herewith and therewith, represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control.  The Loan Agreement and this Amendment shall be read and construed as one agreement.

7. Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this Amendment.

8. Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

9. Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

10. Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment.

11. Counterparts.  This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  This Amendment may be executed and delivered by telecopier or other electronic method of transmission with the same force and effect as if it were a manually executed and delivered counterpart.

12. Partial Invalidity.
If any provision of this Amendment is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Amendment as a whole, but this Amendment shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

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IN WITNESS WHEREOF, Agent, Lenders, Borrower and Guarantors have caused this Amendment to be duly executed as of the day and year first above written.

BORROWERS

CHARMING SHOPPES, INC.

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Executive Vice President

CHARMING SHOPPES OF DELAWARE, INC.

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Vice President

CSI INDUSTRIES, INC.

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: President

FB APPAREL, INC.

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: President

CATHERINES STORES CORPORATION

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Vice President

LANE BRYANT, INC.

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Vice President

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GUARANTORS

CSPE, LLC

By: Charming Shoppes of Delaware, Inc.
Its: Sole Member

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Vice President

CATHERINES PARTNERS-INDIANA, LLP

By: Catherines Stores of Indiana, Inc.
Its: Managing Partner

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: President

CATHERINES PARTNERS-WASHINGTON, G.P.

By: Catherines, Inc.
Its: Managing Partner

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Vice President

FOR EACH ENTITY LISTED ON SCHEDULE A HERETO

By: /S/ ERIC M. SPECTER
Name: Eric M. Specter
Title: Authorized Officer in the capacity shown on
Schedule A hereto

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FASHION BUG #2421, LLC

By: CSGC, Inc.
Its: Sole Member

By: /S/ JOHN J. SULLIVAN
Name: John J. Sullivan
Title: Vice President

CATHERINES #5163, LLC

By: CSGC, Inc.
Its: Sole Member

By: /S/ JOHN J. SULLIVAN
Name: John J. Sullivan
Title: Vice President

LANE BRYANT #6898, LLC

By: CSGC, Inc.
Its: Sole Member

By: /S/ JOHN J. SULLIVAN
Name: John J. Sullivan
Title: Vice President

C.S.F. CORP.

By: /S/ JOHN J. SULLIVAN
Name: John J. Sullivan
Title: Vice President

CSGC, INC.

By: /S/ JOHN J. SULLIVAN
Name: John J. Sullivan
Title: Vice President

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CATHERINES C.S.A.C., INC.

By: /S/ STEVEN R. WISHNER
Name: Steven R. Wishner
Title: President

CHARMING SHOPPES INTERACTIVE, INC.

By: /S/ STEVEN R. WISHNER
Name: Steven R. Wishner
Title: Vice President

C.S.A.C., INC.

By: /S/ STEVEN R. WISHNER
Name: Steven R. Wishner
Title: President

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AGENT AND LENDERS

WELLS FARGO RETAIL FINANCE, LLC, as Agent and a Lender

By: ________________________________
Name:
Title:

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BANK OF AMERICA, N.A.,
as a Lender

By: ________________________________
Name:
Title:

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GMAC COMMERCIAL FINANCE LLC,
as a Lender

By: ________________________________
Name:
Title:

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U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: ________________________________
Name:
Title:

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JPMORGAN CHASE BANK, N.A.,
as a Lender

By: ________________________________
Name:
Title:

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BARCLAYS BANK PLC,
as a Lender

By: ________________________________
Name:
Title:

SCHEDULE A

SCHEDULE B